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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 10, 1999


                            PREFERRED NETWORKS, INC.
             (Exact name of Registrant as Specified in its Charter)


             GEORGIA                      0-27658              58-1954892
 (State or other jurisdiction of      (Commission File      (I.R.S. Employer
  incorporation or organization)          Number)            Identification
                                                                Number)

                       850 Center Way, Norcross, GA 30071
                   (Address of principal executive offices)
                                   (Zip Code)

                                 (770) 582-3500
              (Registrant's telephone number including area code)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed since last year)
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Item 2.        ACQUISITION OR DISPOSITION OF ASSETS

         On December 10, 1999, the Registrant consummated the sale of its wholly-owned subsidiary EPS Wireless, Inc. ("EPS") pursuant to the terms of a Share Purchase Agreement dated December 10, 1999 between the Registrant and Celestica Corporation ("Celestica"). The Share Purchase Agreement provided for an aggregate cash purchase price of $14.9 million for the shares of EPS, subject to a holdback of $750,000 to be paid, net of any claims for indemnification by Celestica under the Share Purchase Agreement, on or about June 10, 2000. The balance of $14.15 million was paid to or for the benefit of the Registrant on December 10, 1999, with $4.6 million being paid directly to the Registrant and $9.55 million being paid directly to certain lenders of the Registrant on the Registrant's behalf.

         Approximately $7.02 million of the proceeds of the sale of EPS were used to retire the Registrant's term note with Bank of America, N.A. and to reduce the Registrant's outstanding balance under its revolving credit facility with Bank of America. Concurrently, Bank of America and the Registrant amended certain terms and conditions of the revolving credit facility to establish a $2.0 million facility to be used for working capital purposes that matures March 2001.

          In addition, the Registrant used approximately $2.53 million of the proceeds from the sale of EPS to repay a portion of the notes under its equipment credit facility with Glenayre Electronics, Inc. Under the terms of this repayment, Glenayre amended certain payment terms with respect to the outstanding balance under the remaining notes to suspend principal payments until March 2001 (although interest will still be paid), at which time monthly principal and interest payments will commence and continue until December 2001.

         The purchase price and other terms of the sale of EPS to Celestica were determined by arms-length negotiation of the parties. Celestica is an independent third party not affiliated with the Registrant. Prior to the sale, EPS operated as a wholly-owned subsidiary of the Registrant, engaging in the business of pager and cellular product repair services, product sales and inventory management and fulfillment.


Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

         (b)   Pro Forma Financial Information

         As of the date of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information will be filed no later than 60 days after the date this Current Report on Form 8-K must be filed.

         (c)   Exhibits

         2.    Share Purchase Agreement between the Registrant and Celestica
               Corporation dated December 10, 1999 (the exhibits and schedules to the Share Purchase Agreement have been omitted and will be furnished supplementally to the Securities and Exchange
               Commission upon request).



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
         10.1 Second Agreement Concerning Amendment to Credit Agreement dated as of December 9, 1999 by and among PNI Systems, LLC, the Registrant and Bank of America, N.A.

         10.2 Agreement Concerning Amendment to Credit Agreement dated as of December 9, 1999 by and between the Registrant and Glenayre Electronics, Inc.



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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                PREFERRED NETWORKS, INC.



Date: December 22, 1999         By:      /s/ Kathryn Loev Putnam
                                   --------------------------------------------
                                             Kathryn Loev Putnam
                                             Senior Vice President and Chief
                                             Financial Officer



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